EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces First Quarter 2022 Earnings and Quarterly Dividend

Columbus, Ohio — April 25, 2022

Northwest Bancshares, Inc., (the "Company"), (NasdaqGS: NWBI) announced net income for the quarter ended March 31, 2022 of $28.3 million, or $0.22 per diluted share. This represents a decrease of $12.0 million, or 29.7%, compared to the same quarter last year, when net income was $40.2 million, or $0.32 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended March 31, 2022 were 7.17% and 0.80% compared to 10.61% and 1.17% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on May 16, 2022 to shareholders of record as of May 5, 2022.  This is the 110th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of March 31, 2022, this represents an annualized dividend yield of approximately 5.9%.

Ronald J. Seiffert, Chairman, President and CEO, added, "During the quarter we successfully deployed a portion of our liquidity by purchasing two separate loan packages to augment our own loan production and to capitalize on higher market yields. These purchases included a $72 million small business equipment finance pool and a $138 million one- to four-family jumbo mortgage package. We are also very pleased to report a continued favorable trend in expense management over the past five quarters which will be further enhanced by the previously announced consolidation of another 20 branches in early April with expected annual expense savings of approximately $8.0 million. Asset quality metrics also continue to improve from March of last year with nonperforming and classified assets declining by $100.4 million and $147.9 million, respectively, and total delinquency and net charge-offs falling below pre-pandemic levels."

Mr. Seiffert continued "During the quarter our net interest income and net interest margin were once again impacted by the low interest rate environment and excess balance sheet liquidity, but we are encouraged by the recent increase in interest rates by the Federal Reserve with market expectations of more rate increases throughout the remainder of the year."

Net interest income decreased by $9.8 million, or 9.8%, to $90.6 million for the quarter ended March 31, 2022, from $100.5 million for the quarter ended March 31, 2021, due to a $14.1 million, or 13.8%, decrease in interest income on loans receivable. This decrease in interest income on loans was due to a decrease of $507.7 million, or 4.9%, in the average balance of loans in addition to a reduction in the yield on loans to 3.63% for the quarter ended March 31, 2022 from 4.01% for the quarter ended March 31, 2021. Also, contributing to the reduction in yield and interest income on loans, was PPP fee accretion of just $1.2 million during the current quarter compared to $4.8 million in the same quarter last year. Partially offsetting this decrease in interest income was a decrease in interest expense on deposits of $1.8 million, or 32.0%, primarily due to a decrease in our cost of our interest-bearing liabilities to 0.25% for the quarter ended March 31, 2022 from 0.33% for the quarter ended March 31, 2021 as a result of low market interest rates over the past year. Partially offsetting the decline in deposit interest rates was growth in the average balance of interest-bearing liabilities of $180.2 million, or 1.9%. The net effect of these changes, as well as the continued build of excess liquidity, caused the Company's net interest margin to decrease to 2.75% for the quarter ended March 31, 2022 from 3.18% for the same quarter last year.

 The Company continued to experience improvement in asset quality as classified loans decreased by $147.9 million, or 31.6%, to $319.9 million, or 3.15% of total loans, at March 31, 2022 from $467.7 million, or 4.51% of total loans, at March 31, 2021. Total delinquent loans also decreased to $75.4 million, or just 0.74% of loans receivable, at March 31, 2022 from $122.8 million, or 1.18% of gross loans, at March 31, 2021. In addition, net charge-offs were just 0.06% during the current quarter compared to 0.19% during the same quarter last year. As a result of these improvements in asset quality, the Company once again recognized a negative provision for credit losses of $1.5 million for the quarter ended March 31, 2022 compared to a $5.6 million credit for the quarter ended March 31, 2021.

Noninterest income decreased by $6.2 million, or 19.4%, to $25.7 million for the quarter ended March 31, 2022, from $32.0 million for the quarter ended March 31, 2021.  This decrease was primarily due to a decrease in mortgage banking income of $4.6 million, or 75.7%, to $1.5 million for the quarter ended March 31, 2022 from $6.0 million for the quarter ended March 31, 2021. This decrease reflects the impact of less favorable pricing in the secondary market. In addition, there was a decrease in insurance commission income of $2.5 million, or 100.0% from the quarter ended March 31, 2021 due to the sale of the insurance business during the second quarter of 2021.

Noninterest expense decreased by $4.2 million, or 4.9%, to $81.9 million for the quarter ended March 31, 2022 from $86.2 million for the quarter ended March 31, 2021. This decrease primarily resulted from a $2.0 million, or 43.8%, decrease in professional services to $2.6 million for the quarter ended March 31, 2022 from $4.6 million for the quarter ended March 31, 2021 due to the use of third-party experts to recruit talent and assist with our digital strategy rollout in the prior year. Also contributing to this favorable variance was a decrease of $1.0 million, or 11.5%, in premises and occupancy costs to $7.8 million for the quarter ended March 31, 2022 from $8.8 million for the quarter ended March 31, 2021 due primarily to the cost savings from the prior year's branch optimization initiative. Lastly, other expense decreased $1.0 million, or 29.8%, to $2.4 million for the quarter ended March 31, 2022 from $3.4 million for the quarter ended March 31, 2021 due to the increase in the discount rate used to calculate our pension liability and related pension expense. Partially offsetting these decreases was an increase in merger, asset disposition and restructuring expense of $1.4 million for the quarter ended March 31, 2022 due to the branch optimization initiative announced during the fourth quarter of 2021.

The provision for income taxes decreased by $4.0 million, or 34.4%, to $7.6 million for the quarter ended March 31, 2022 from $11.6 million for the quarter ended March 31, 2021 due primarily to a decrease in income before taxes in the current year.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of March 31, 2022, Northwest operated 162 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; and (8) the effect of any pandemic, including COVID-19, war or act of terrorism.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	March 31, 2022	December 31, 2021	March 31, 2021
Assets
Cash and cash equivalents	$1,161,006	1,279,259	979,290
Marketable securities available-for-sale (amortized cost of $1,542,170, $1,565,002 and $1,430,352, respectively)	1,442,098	1,548,592	1,430,131
Marketable securities held-to-maturity (fair value of $677,376, $751,513 and $593,232, respectively)	737,730	768,154	604,284
Total cash and cash equivalents and marketable securities	3,340,834	3,596,005	3,013,705

Residential mortgage loans held-for-sale	19,272	25,056	46,270
Residential mortgage loans	3,102,617	2,969,564	2,925,408
Home equity loans	1,286,520	1,319,931	1,407,524
Consumer loans	1,895,981	1,838,748	1,554,355
Commercial real estate loans	2,959,893	3,015,484	3,289,436
Commercial loans	874,751	847,609	1,145,047
Total loans receivable	10,139,034	10,016,392	10,368,040
Allowance for credit losses	(99,295)	(102,241)	(123,997)
Loans receivable, net	10,039,739	9,914,151	10,244,043

FHLB stock, at cost	13,318	14,184	21,861
Accrued interest receivable	26,268	25,599	28,732
Real estate owned, net	929	873	1,738
Premises and equipment, net	149,970	156,524	158,784
Bank-owned life insurance	254,109	256,213	252,599
Goodwill	380,997	380,997	382,356
Other intangible assets, net	11,654	12,836	18,342
Other assets	155,585	144,126	148,196
Total assets	$14,373,403	14,501,508	14,270,356
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$3,128,849	3,099,526	3,000,019
Interest-bearing demand deposits	2,891,622	2,940,442	2,826,461
Money market deposit accounts	2,680,613	2,629,882	2,521,881
Savings deposits	2,367,438	2,303,760	2,229,214
Time deposits	1,251,878	1,327,555	1,535,519
Total deposits	12,320,400	12,301,165	12,113,094

Borrowed funds	121,436	139,093	253,617
Subordinated debt	123,670	123,575	—
Junior subordinated debentures	129,119	129,054	128,859
Advances by borrowers for taxes and insurance	44,022	44,582	44,024
Accrued interest payable	563	1,804	659
Other liabilities	110,681	178,664	189,109
Total liabilities	12,849,891	12,917,937	12,729,362
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 126,686,373, 126,612,183 and 127,222,648 shares issued and outstanding, respectively	1,267	1,266	1,272
Additional paid-in capital	1,012,308	1,010,405	1,018,822
Retained earnings	612,481	609,529	571,612
Accumulated other comprehensive loss	(102,544)	(37,629)	(50,712)
Total shareholders’ equity	1,523,512	1,583,571	1,540,994
Total liabilities and shareholders’ equity	$14,373,403	14,501,508	14,270,356

Equity to assets	10.60%	10.92%	10.80%
Tangible common equity to assets*	8.09%	8.43%	8.22%
Book value per share	$12.03	12.51	12.11
Tangible book value per share*	$8.93	9.40	8.96
Closing market price per share	$13.51	14.16	14.45
Full time equivalent employees	2,268	2,332	2,443
Number of banking offices	170	170	170
*    Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Interest income:
Loans receivable	$88,174	95,295	97,475	95,255	102,318
Mortgage-backed securities	6,360	5,743	5,840	5,680	4,200
Taxable investment securities	677	640	649	693	634
Tax-free investment securities	674	688	628	594	575
FHLB stock dividends	81	82	71	138	116
Interest-earning deposits	467	467	352	192	183
Total interest income	96,433	102,915	105,015	102,552	108,026
Interest expense:
Deposits	3,751	4,295	4,540	4,773	5,514
Borrowed funds	2,059	1,964	2,056	2,050	2,054
Total interest expense	5,810	6,259	6,596	6,823	7,568
Net interest income	90,623	96,656	98,419	95,729	100,458
Provision for credit losses	(1,481)	(1,909)	(4,354)	—	(5,620)
Net interest income after provision for credit losses	92,104	98,565	102,773	95,729	106,078
Noninterest income:
Loss on sale of investments	(2)	(4)	(46)	(105)	(21)
Service charges and fees	13,067	13,500	13,199	12,744	12,394
Trust and other financial services income	7,012	6,820	7,182	7,435	6,484
Insurance commission income	—	—	44	1,043	2,546
Gain/(loss) on real estate owned, net	(29)	71	247	166	(42)
Income from bank-owned life insurance	1,983	1,343	1,332	1,639	1,736
Mortgage banking income	1,465	2,120	3,941	3,811	6,020
Gain on sale of insurance business	—	—	—	25,327	—
Other operating income	2,244	3,192	3,287	2,648	2,836
Total noninterest income	25,740	27,042	29,186	54,708	31,953
Noninterest expense:
Compensation and employee benefits	46,917	48,691	49,063	48,894	47,239
Premises and occupancy costs	7,797	7,104	7,745	7,410	8,814
Office operations	3,383	3,144	4,143	3,317	3,165
Collections expense	520	602	411	303	616
Processing expenses	12,548	13,639	13,517	15,151	13,456
Marketing expenses	2,128	2,054	2,102	2,101	1,980
Federal deposit insurance premiums	1,129	1,131	1,184	1,353	1,307
Professional services	2,573	4,513	4,295	4,231	4,582
Amortization of intangible assets	1,183	1,205	1,321	1,433	1,594
Real estate owned expense	37	44	94	85	75
Merger, asset disposition and restructuring expense	1,374	2,812	—	632	9
Other expenses	2,355	1,346	2,227	1,422	3,354
Total noninterest expense	81,944	86,285	86,102	86,332	86,191
Income before income taxes	35,900	39,322	45,857	64,105	51,840
Income tax expense	7,613	9,266	10,794	15,138	11,603
Net income	$28,287	30,056	35,063	48,967	40,237

Basic earnings per share	$0.22	0.24	0.28	0.38	0.32
Diluted earnings per share	$0.22	0.24	0.27	0.38	0.32

Annualized return on average equity	7.17%	7.65%	8.86%	12.58%	10.61%
Annualized return on average assets	0.80%	0.82%	0.97%	1.37%	1.17%
Annualized return on tangible common equity *	10.14%	10.02%	11.92%	16.66%	14.31%

Efficiency ratio **	68.22%	66.51%	66.44%	67.35%	63.88%
Annualized noninterest expense to average assets ***	2.23%	2.25%	2.33%	2.35%	2.45%
*    Excludes goodwill and other intangible assets (non-GAAP).
**     Excludes gain on sale of insurance business, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).
*** Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Nonaccrual loans current:
Residential mortgage loans	$1,884	1,354	2,015	189	164
Home equity loans	1,376	1,212	1,267	170	268
Consumer loans	1,148	1,336	1,465	188	225
Commercial real estate loans	79,810	106,233	111,075	138,820	146,304
Commercial loans	6,060	6,098	17,021	17,545	6,361
Total nonaccrual loans current	$90,278	116,233	132,843	156,912	153,322
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$760	244	99	68	1,261
Home equity loans	195	223	328	229	340
Consumer loans	190	241	152	230	254
Commercial real estate loans	333	239	205	1,589	965
Commercial loans	4	53	102	406	1,538
Total nonaccrual loans delinquent 30 days to 59 days	$1,482	1,000	886	2,522	4,358
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$830	1,163	527	207	813
Home equity loans	371	61	142	310	417
Consumer loans	280	292	291	297	649
Commercial real estate loans	—	364	419	198	1,877
Commercial loans	—	218	170	21	7,919
Total nonaccrual loans delinquent 60 days to 89 days	$1,481	2,098	1,549	1,033	11,675
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$3,976	7,641	8,069	10,007	9,333
Home equity loans	2,968	4,262	4,745	6,256	7,044
Consumer loans	1,782	2,069	2,184	2,341	3,625
Commercial real estate loans	21,399	24,063	25,562	23,564	29,737
Commercial loans	795	1,105	1,104	4,126	4,860
Total nonaccrual loans delinquent 90 days or more	$30,920	39,140	41,664	46,294	54,599
Total nonaccrual loans	$124,161	158,471	176,942	206,761	223,954
Total nonaccrual loans	$124,161	158,471	176,942	206,761	223,954
Loans 90 days past due and still accruing	420	331	386	302	197
Nonperforming loans	124,581	158,802	177,328	207,063	224,151
Real estate owned, net	929	873	809	1,353	1,738
Nonperforming assets	$125,510	159,675	178,137	208,416	225,889
Nonaccrual troubled debt restructuring *	$16,015	17,216	12,858	8,951	7,390
Accruing troubled debt restructuring	12,686	13,072	13,664	18,480	20,120
Total troubled debt restructuring	$28,701	30,288	26,522	27,431	27,510

Nonperforming loans to total loans	1.23%	1.59%	1.74%	2.01%	2.16%
Nonperforming assets to total assets	0.87%	1.10%	1.24%	1.46%	1.58%
Allowance for credit losses to total loans	0.98%	1.02%	1.08%	1.14%	1.20%
Allowance for total loans excluding PPP loan balances	0.98%	1.03%	1.09%	1.17%	1.24%
Allowance for credit losses to nonperforming loans	79.70%	64.38%	61.90%	56.66%	55.32%
*    Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At March 31, 2022	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,108,366	—	13,523	—	—	3,121,889
Home equity loans	1,280,342	—	6,178	—	—	1,286,520
Consumer loans	1,892,162	—	3,819	—	—	1,895,981
Total Personal Banking	6,280,870	—	23,520	—	—	6,304,390
Commercial Banking:
Commercial real estate loans	2,633,808	62,091	263,994	—	—	2,959,893
Commercial loans	839,125	3,277	32,349	—	—	874,751
Total Commercial Banking	3,472,933	65,368	296,343	—	—	3,834,644
Total loans	$9,753,803	65,368	319,863	—	—	10,139,034
At December 31, 2021
Personal Banking:
Residential mortgage loans	$2,978,080	—	16,540	—	—	2,994,620
Home equity loans	1,312,820	—	7,111	—	—	1,319,931
Consumer loans	1,834,478	—	4,270	—	—	1,838,748
Total Personal Banking	6,125,378	—	27,921	—	—	6,153,299
Commercial Banking:
Commercial real estate loans	2,639,676	74,123	301,685	—	—	3,015,484
Commercial loans	808,323	5,730	33,556	—	—	847,609
Total Commercial Banking	3,447,999	79,853	335,241	—	—	3,863,093
Total loans	$9,573,377	79,853	363,162	—	—	10,016,392
At September 30, 2021
Personal Banking:
Residential mortgage loans	$2,972,489	—	17,032	—	—	2,989,521
Home equity loans	1,342,479	—	7,869	—	—	1,350,348
Consumer loans	1,812,360	—	4,476	—	—	1,816,836
Total Personal Banking	6,127,328	—	29,377	—	—	6,156,705
Commercial Banking:
Commercial real estate loans	2,799,592	63,034	299,925	—	—	3,162,551
Commercial loans	813,665	10,976	55,071	—	—	879,712
Total Commercial Banking	3,613,257	74,010	354,996	—	—	4,042,263
Total loans	$9,740,585	74,010	384,373	—	—	10,198,968
At June 30, 2021
Personal Banking:
Residential mortgage loans	$2,937,418	—	17,133	—	—	2,954,551
Home equity loans	1,367,765	—	8,463	—	—	1,376,228
Consumer loans	1,741,872	—	3,359	—	—	1,745,231
Total Personal Banking	6,047,055	—	28,955	—	—	6,076,010
Commercial Banking:
Commercial real estate loans	2,781,734	73,167	360,288	—	—	3,215,189
Commercial loans	943,665	11,266	63,850	—	—	1,018,781
Total Commercial Banking	3,725,399	84,433	424,138	—	—	4,233,970
Total loans	$9,772,454	84,433	453,093	—	—	10,309,980
At March 31, 2021
Personal Banking:
Residential mortgage loans	$2,950,103	—	21,575	—	—	2,971,678
Home equity loans	1,396,757	—	10,767	—	—	1,407,524
Consumer loans	1,547,502	—	6,853	—	—	1,554,355
Total Personal Banking	5,894,362	—	39,195	—	—	5,933,557
Commercial Banking:
Commercial real estate loans	2,801,082	120,345	368,009	—	—	3,289,436
Commercial loans	1,061,884	22,623	60,540	—	—	1,145,047
Total Commercial Banking	3,862,966	142,968	428,549	—	—	4,434,483
Total loans	$9,757,328	142,968	467,744	—	—	10,368,040
*    Includes $4.4 million, $14.9 million, $16.7 million, $16.7 million, and $26.4 million of acquired loans at March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021, respectively.
**    Includes $71.9 million, $81.5 million, $110.4 million, $122.5 million, and $143.2 million of acquired loans at March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	March 31, 2022		*	December 31, 2021		*	September 30, 2021		*	June 30, 2021		*	March 31, 2021		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	281	$24,057	0.8%	277	$20,567	0.7%	17	$765	—%	13	$606	—%	248	$22,236	0.7%
Home equity loans	105	3,867	0.3%	112	3,153	0.2%	101	3,351	0.2%	91	3,677	0.3%	84	3,334	0.2%
Consumer loans	523	6,043	0.3%	589	6,536	0.4%	576	6,146	0.3%	532	5,571	0.3%	535	5,732	0.4%
Commercial real estate loans	25	3,643	0.1%	17	17,065	0.6%	19	2,004	0.1%	13	2,857	0.1%	33	12,240	0.4%
Commercial loans	16	1,268	0.1%	12	193	—%	10	692	0.1%	15	686	0.1%	16	3,032	0.3%
Total loans delinquent 30 days to 59 days	950	$38,878	0.4%	1,007	$47,514	0.5%	723	$12,958	0.1%	664	$13,397	0.1%	916	$46,574	0.4%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	24	$1,950	0.1%	59	$5,433	0.2%	55	$4,907	0.2%	58	$4,051	0.1%	26	$2,062	0.1%
Home equity loans	28	1,138	0.1%	30	949	0.1%	29	1,024	0.1%	36	1,502	0.1%	31	953	0.1%
Consumer loans	159	1,839	0.1%	195	2,006	0.1%	180	1,757	0.1%	181	1,988	0.1%	169	1,868	0.1%
Commercial real estate loans	1	112	—%	5	769	—%	8	1,170	—%	9	1,335	—%	14	7,609	0.2%
Commercial loans	3	103	—%	10	727	0.1%	2	170	—%	2	27	—%	12	8,979	0.8%
Total loans delinquent 60 days to 89 days	215	$5,142	0.1%	299	$9,884	0.1%	274	$9,028	0.1%	286	$8,903	0.1%	252	$21,471	0.2%

Loans delinquent 90 days or more: **
Residential mortgage loans	47	$3,976	0.1%	87	$7,641	0.3%	95	$8,069	0.3%	115	$10,007	0.3%	121	$9,333	0.3%
Home equity loans	91	2,968	0.2%	105	4,262	0.3%	119	4,745	0.4%	146	6,256	0.5%	176	7,044	0.5%
Consumer loans	287	2,202	0.1%	296	2,400	0.1%	308	2,568	0.1%	356	2,643	0.2%	454	3,822	0.2%
Commercial real estate loans	41	21,399	0.7%	52	24,063	0.8%	59	25,562	0.8%	83	23,564	0.7%	113	29,737	0.9%
Commercial loans	10	795	0.1%	8	1,105	0.1%	10	1,104	0.1%	18	4,126	0.4%	31	4,860	0.4%
Total loans delinquent 90 days or more	476	$31,340	0.3%	548	$39,471	0.4%	591	$42,048	0.4%	718	$46,596	0.5%	895	$54,796	0.5%

Total loans delinquent	1,641	$75,360	0.7%	1,854	$96,869	1.0%	1,588	$64,034	0.6%	1,668	$68,896	0.7%	2,063	$122,841	1.2%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $7.1 million, $7.3 million, $8.4 million, $10.3 million, and $12.7 million at March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Beginning balance	$102,241	109,767	117,330	123,997	134,427
Provision	(1,481)	(1,909)	(4,354)	—	(5,620)
Charge-offs residential mortgage	(1,183)	(784)	(1,263)	(770)	(855)
Charge-offs home equity	(447)	(1,299)	(1,474)	(379)	(228)
Charge-offs consumer	(1,723)	(2,897)	(2,148)	(2,401)	(2,603)
Charge-offs commercial real estate	(1,024)	(2,652)	(1,581)	(3,964)	(4,626)
Charge-offs commercial	(681)	(2,586)	(412)	(1,161)	(54)
Recoveries	3,593	4,601	3,669	2,008	3,556
Ending balance	$99,295	102,241	109,767	117,330	123,997
Net charge-offs to average loans, annualized	0.06%	0.22%	0.12%	0.26%	0.19%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	March 31, 2022			December 31, 2021			September 30, 2021			June 30, 2021			March 31, 2021
	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,980,788	25,542	3.43%	$2,977,942	25,269	3.39%	$2,959,794	25,398	3.43%	$2,935,034	25,609	3.49%	$3,007,439	26,366	3.51%
Home equity loans	1,293,986	11,472	3.60%	1,328,553	11,750	3.51%	1,356,131	11,993	3.51%	1,380,794	12,232	3.55%	1,432,009	12,815	3.63%
Consumer loans	1,799,037	14,907	3.36%	1,756,620	15,514	3.50%	1,728,563	16,220	3.72%	1,589,739	14,555	3.67%	1,463,284	14,566	4.04%
Commercial real estate loans	3,000,204	29,757	3.97%	3,113,924	34,062	4.28%	3,205,839	35,305	4.31%	3,257,810	33,349	4.05%	3,313,892	38,471	4.64%
Commercial loans	824,770	6,897	3.34%	855,998	9,154	4.18%	975,603	9,096	3.65%	1,133,969	9,978	3.48%	1,189,812	10,566	3.55%
Total loans receivable (a) (b) (d)	9,898,785	88,575	3.63%	10,033,037	95,749	3.79%	10,225,930	98,012	3.80%	10,297,346	95,723	3.73%	10,406,436	102,784	4.01%
Mortgage-backed securities (c)	1,945,173	6,360	1.31%	1,894,683	5,743	1.21%	1,832,876	5,840	1.27%	1,756,227	5,680	1.29%	1,324,558	4,200	1.27%
Investment securities (c) (d)	373,694	1,540	1.65%	358,558	1,535	1.71%	348,619	1,466	1.68%	364,414	1,466	1.61%	331,358	1,381	1.67%
FHLB stock, at cost	13,870	81	2.38%	14,459	82	2.25%	21,607	71	1.31%	23,107	138	2.40%	21,811	116	2.17%
Other interest-earning deposits	1,218,960	467	0.15%	1,168,449	467	0.16%	905,130	352	0.15%	810,741	192	0.09%	801,119	183	0.09%
Total interest-earning assets	13,450,482	97,023	2.93%	13,469,186	103,576	3.05%	13,334,162	105,741	3.15%	13,251,835	103,199	3.12%	12,885,282	108,664	3.42%
Noninterest-earning assets (e)	973,092			1,004,905			1,074,122			1,104,924			1,102,477
Total assets	$14,423,574			$14,474,091			$14,408,284			$14,356,759			$13,987,759
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,334,494	592	0.10%	$2,282,606	622	0.11%	$2,271,365	603	0.11%	$2,255,578	590	0.10%	$2,118,030	625	0.12%
Interest-bearing demand deposits	2,875,430	321	0.05%	2,933,466	411	0.06%	2,890,905	414	0.06%	2,840,949	407	0.06%	2,783,429	429	0.06%
Money market deposit accounts	2,668,105	653	0.10%	2,618,177	656	0.10%	2,565,159	637	0.10%	2,537,629	621	0.10%	2,497,495	657	0.11%
Time deposits	1,292,608	2,185	0.69%	1,356,513	2,606	0.76%	1,423,041	2,886	0.80%	1,493,947	3,155	0.85%	1,583,525	3,803	0.97%
Borrowed funds (f)	135,289	158	0.47%	135,038	159	0.47%	131,199	154	0.47%	131,240	150	0.46%	143,806	154	0.43%
Subordinated debt (g)	123,608	1,250	4.05%	123,514	1,180	3.82%	123,513	1,277	4.10%	123,443	1,264	4.11%	123,357	1,258	4.14%
Junior subordinated debentures	129,077	651	2.02%	129,012	625	1.89%	128,946	625	1.90%	128,882	636	1.95%	128,817	642	1.99%
Total interest-bearing liabilities	9,558,611	5,810	0.25%	9,578,326	6,259	0.26%	9,534,128	6,596	0.27%	9,511,668	6,823	0.29%	9,378,459	7,568	0.33%
Noninterest-bearing demand deposits (h)	3,060,698			3,093,518			3,058,819			3,036,202			2,805,206
Noninterest-bearing liabilities	203,537			242,620			244,402			247,930			265,667
Total liabilities	12,822,846			12,914,464			12,837,349			12,795,800			12,449,332
Shareholders’ equity	1,600,728			1,559,627			1,570,935			1,560,959			1,538,427
Total liabilities and shareholders’ equity	$14,423,574			$14,474,091			$14,408,284			$14,356,759			$13,987,759
Net interest income/Interest rate spread		91,213	2.68%		97,317	2.79%		99,145	2.87%		96,376	2.84%		101,096	3.09%
Net interest-earning assets/Net interest margin	$3,891,871		2.75%	$3,890,860		2.89%	$3,800,034		2.97%	$3,740,167		2.91%	$3,506,823		3.18%
Ratio of interest-earning assets to interest-bearing liabilities	1.41X			1.41X			1.40X			1.39X			1.37X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    On September 9, 2020, the Company issued $125.0 million of 4.00% fixed-to-floating rate subordinated notes with a maturity of September 15, 2030.
(h)    Average cost of deposits were 0.12%, 0.14%, 0.15%, 0.16%, and 0.19%, respectively.
(i)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans — 3.61%, 3.77%, 3.79%, 3.71%, and 3.99%, respectively, Investment securities — 1.45%, 1.48%, 1.47%, 1.41%, and 1.46%, respectively, Interest-earning assets — 2.91%, 3.03%, 3.13%, 3.10%, and 3.40%, respectively. GAAP basis net interest rate spreads were 2.66%, 2.77%, 2.86%, 2.82%, and 3.07%, respectively, and GAAP basis net interest margins were 2.73%, 2.87%, 2.95%, 2.89%, and 3.16%, respectively.